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                         EXHIBIT 32

               CERTIFICATION UNDER SECTION 906
                  OF THE SARBANES-OXLEY ACT


     Pursuant to Section 906 of the Sarbanes-Oxley Act of
2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Oakridge Holdings, Inc.


Dated: October 10, 2003

By /s/ ROBERT C. HARVEY
Robert C. Harvey
President, Chief Executive Officer
Chief Financial Officer
Chairman of the Board of Directors


M1:1031902.02